Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer	Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 953-7000	(770) 953-7522
investor.relations@bluelinxco.com

BLUELINX ANNOUNCES 1-FOR-10 REVERSE STOCK SPLIT

ATLANTA - June 13, 2016 - BlueLinx Holdings Inc. (NYSE:BXC) announced that its stockholders approved, at the annual stockholders’ meeting held on May 19, 2016, an amendment to the Company’s Certificate of Incorporation to effect a 1-for-10 reverse stock split of the Company’s common stock, including a reduction in the number of authorized shares of common stock. The reverse stock split, which the Company effected today, was approved by a vote of stockholders holding over 95% of the Company’s outstanding shares of common stock. BlueLinx’s trading symbol, BXC, will not change as a result of the reverse stock split; however, the Company’s common stock will begin trading under the new CUSIP number 09624H208.

Although the effective date is June 13, 2016, trading on a post-reverse stock split-adjusted basis on the New York Stock Exchange (NYSE) will begin as of the opening of trading on June 14, 2016. Upon the effectiveness of the reverse stock split, each ten (10) shares of the Company’s outstanding common stock, including shares reserved for issuance, will automatically be combined and converted into one issued and outstanding share of common stock. The par value will remain unaffected at $0.01 per share. The reverse stock split will affect all issued and outstanding shares of the Company’s common stock and will reduce the number of common shares currently issued and outstanding from approximately 90 million to approximately 9 million. In addition, the number of authorized shares of the Company’s common stock will decrease from 200 million to 20 million.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of the Company’s common stock will receive a cash payment in lieu of such fractional share based on the closing sales price of the common stock on the NYSE Market as of the effective date of the reverse stock split.

BlueLinx has chosen its transfer agent, Broadridge Corporate Issuer Solutions, Inc., to act as exchange agent for the reverse stock split. Stockholders holding their shares in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split, and will see the impact of the reverse stock split automatically reflected in their accounts following the effective date. Beneficial holders may contact their bank, broker or nominee for more information. Existing stockholders holding common stock certificates will receive a letter of transmittal from Broadridge with specific instructions regarding the exchange of shares. Broadridge can be reached at (855) 449-0975.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2016, a copy of which is available at www.sec.gov or at www.BlueLinxCo.com under the SEC Filings tab located on the Investors page.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its national network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.